Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Fourth quarter GAAP net income of $2.9 million or $0.05 per diluted common share and
Distributable Earnings(1) of $23.9 million or $0.44 per diluted common share

Full year GAAP net income of $29.8 million or $0.57 per diluted common share and
Distributable Earnings(1) of $80.7 million or $1.55 per diluted common share

- Subsequent to year ended December 31, 2022 -

Declared first quarter 2023 dividend of $0.33 per common share and a supplemental dividend of $0.02 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $2.9 million or $0.05 per diluted common share and Distributable Earnings(1) of $23.9 million or $0.44 per diluted common share for the fourth quarter of 2022. The Company reported GAAP net income of $29.8 million or $0.57 per diluted common share and Distributable Earnings(1) of $80.7 million or $1.55 per diluted common share for full year 2022.

“Our strong fourth quarter concludes a year in which we delivered attractive earnings in a volatile market environment,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “During 2022, our nearly 100% floating rate asset base and the partial hedging of our liabilities enabled us to drive distributable earnings well in excess of our dividends paid for the year. Looking forward, while there are headwinds in the overall commercial real estate market, we are confident that our credit capabilities, the resources of Ares Management and our strong financial position will be distinct advantages for our Company.”

“We continued to build liquidity and reduce leverage levels during 2022,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “Our strong liquidity position was further enhanced by the $319 million of repayments we received in the fourth quarter. Heading into 2023, we believe our moderate debt to equity, strong liquidity position and focus on non-mark to market financing puts us in position to maximize credit outcomes and invest opportunistically in an evolving market.”
_________________________________
(1) Distributable Earnings is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.

2023 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set March 27, 2023 as the record date for the Company’s 2023 Annual Meeting of Stockholders. The 2023 Annual Meeting of Stockholders will be held on May 25, 2023.

COMMON STOCK DIVIDEND

On November 2, 2022, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the fourth quarter of 2022. The fourth quarter 2022 dividend and supplemental cash dividend were paid on January 18, 2023 to common stockholders of record as of December 30, 2022.

On February 15, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the first quarter of 2023. The first quarter 2023 dividend and supplemental cash dividend will be payable on April 18, 2023 to common stockholders of record as of March 31, 2023.

ADDITIONAL INFORMATION

The Company issued a presentation of its fourth quarter and full year 2022 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full Year 2022 Earnings Presentation.” The Company also filed its Annual Report on Form 10-K for the year ended December 31, 2022 with the U.S. Securities and Exchange Commission on February 15, 2023.

CONFERENCE CALL AND WEBCAST INFORMATION

On Wednesday, February 15, 2023, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its fourth quarter and full year 2022 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (844) 200-6205. International callers can access the conference call by dialing +1 (929) 526-1599. All callers will need to enter access code 057130. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 15, 2023 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (866) 813-9403 and to international callers by dialing +44 204 525 0658. For all replays, please reference access code 934675. An archived replay will also be available through March 15, 2023 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, currency fluctuations and challenges in the supply chain; the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the ongoing impact of the COVID-19 pandemic on the U.S. and global economy, the impact of Russia's invasion of Ukraine and the international community's response, which created, and may continue to create, substantial political and economic disruption, uncertainty and risk; the Company’s ability to pay future dividends at historical levels or at all, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 15, 2023. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2022	2021

ASSETS
Cash and cash equivalents	$141,278	$50,615
Loans held for investment ($887,662 and $974,424 related to consolidated VIEs, respectively)	2,264,008	2,414,383
Current expected credit loss reserve	(65,969)	(23,939)
Loans held for investment, net of current expected credit loss reserve	2,198,039	2,390,444
Real estate owned held for sale, net	—	36,602
Investment in available-for-sale debt securities, at fair value	27,936	—
Other assets ($2,980 and $2,592 of interest receivable related to consolidated VIEs, respectively; $129,495 and $128,589 of other receivables related to consolidated VIEs, respectively)	155,749	154,177
Total assets	$2,523,002	$2,631,838
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$705,231	$840,047
Notes payable	104,460	50,358
Secured term loan	149,200	149,016
Collateralized loan obligation securitization debt (consolidated VIEs)	777,675	861,188
Secured borrowings	—	22,589
Due to affiliate	5,580	4,156
Dividends payable	19,347	16,674
Other liabilities ($1,913 and $570 of interest payable related to consolidated VIEs, respectively)	13,969	9,182
Total liabilities	1,775,462	1,953,210
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2022 and 2021 and 54,443,983 and 47,144,058 shares issued and outstanding at December 31, 2022 and 2021, respectively	537	465
Additional paid-in capital	812,788	703,950
Accumulated other comprehensive income	7,541	2,844
Accumulated earnings (deficit)	(73,326)	(28,631)
Total stockholders' equity	747,540	678,628
Total liabilities and stockholders' equity	$2,523,002	$2,631,838

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended December 31, 2022	For the year ended December 31, 2022
Revenue:
Interest income	$52,552	$170,171
Interest expense	(22,144)	(65,994)
Net interest margin	30,408	104,177
Revenue from real estate owned	—	2,672
Total revenue	30,408	106,849
Expenses:
Management and incentive fees to affiliate	4,290	14,898
Professional fees	630	3,350
General and administrative expenses	1,777	6,394
General and administrative expenses reimbursed to affiliate	1,136	3,777
Expenses from real estate owned	—	4,309
Total expenses	7,833	32,728
Provision for current expected credit losses	19,402	46,061
Gain on sale of real estate owned	—	2,197
Income before income taxes	3,173	30,257
Income tax expense, including excise tax	264	472
Net income attributable to common stockholders	$2,909	$29,785
Earnings per common share:
Basic earnings per common share	$0.05	$0.58
Diluted earnings per common share	$0.05	$0.57
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,427,041	51,679,744
Diluted weighted average shares of common stock outstanding	54,894,888	52,126,256
Dividends declared per share of common stock(1)	$0.35	$1.40

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Distributable Earnings is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and year ended December 31, 2022 ($ in thousands):

	For the three months ended December 31, 2022	For the year ended December 31, 2022
Net income attributable to common stockholders	$2,909	$29,785
Stock-based compensation	738	2,876
Incentive fees to affiliate	1,264	3,442
Depreciation of real estate owned	—	(2,385)
Provision for current expected credit losses	19,402	46,061
Realized gain on termination of interest rate cap derivative(1)	(422)	920
Distributable Earnings	$23,891	$80,699

Net income attributable to common stockholders	$0.05	$0.58
Stock-based compensation	0.01	0.06
Incentive fees to affiliate	0.02	0.07
Depreciation of real estate owned	—	(0.05)
Provision for current expected credit losses	0.36	0.89
Realized gain on termination of interest rate cap derivative(1)	(0.01)	0.02
Basic Distributable Earnings per common share	$0.44	$1.56

Net income attributable to common stockholders	$0.05	$0.57
Stock-based compensation	0.01	0.06
Incentive fees to affiliate	0.02	0.07
Depreciation of real estate owned	—	(0.05)
Provision for current expected credit losses	0.35	0.88
Realized gain on termination of interest rate cap derivative(1)	(0.01)	0.02
Diluted Distributable Earnings per common share	$0.44	$1.55
(1)For the three months and year ended December 31, 2022, Distributable Earnings includes a $0.4 million and $1.0 million, respectively, adjustment to reverse the impact of the $2.0 million realized gain from the termination of the interest rate cap derivative that was amortized into GAAP net income.